530-8th Avenue S.W., Calgary, AB T2P 3S8 Tel.: (403) 267-6800 Fax: (403) 267-6529

August 28, 2003

British Columbia Securities Commission

Office of the Administrator, New Brunswick

Alberta Securities Commission

Nova Scotia Securities Commission

Saskatchewan Securities Commission

Registrar of Securities, Prince Edward Island

The Manitoba Securities Commission

Securities Commission of Newfoundland

Ontario Securities Commission

Toronto Stock Exchange

Commission des valeurs mobilières du Québec

Dear Sirs:

Subject:

Provident Energy Trust

We confirm that the following material was sent by prepaid mail on August 27, 2003 to the registered holders of Trust Units or Exchangeable Shares of the subject Corporation.

1.

Quarterly Report.

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as trustee for the subject Trust Units.

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

“Signed by”

Brent Jopko

Assistant Trust Officer

Corporate Trust Department

cc:

Provident Energy Trust

Tom Buchanan